UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2014

CYS Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip code)

(617) 639-0440

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 16, 2014, Ryan R. Brenneman joined CYS Investments, Inc. (the “Company”) as the Company’s Senior Vice President of Finance and Chief Accounting Officer. Mr. Brenneman will serve as the Company’s principal accounting officer and will report to the Company’s Chief Financial Officer. Mr. Brenneman, age 53, brings over 20 years of executive, financial, accounting, legal and operational experience to the Company, including expertise in finance and accounting.

Prior to joining the Company, Mr. Brenneman served in executive roles for companies in a variety of industries, including financial services, capital markets, technology, software, and management consulting. Since 2012, Mr. Brenneman provided senior financial accounting and executive consulting services as a consultant to several organizations, including serving as Chief Financial Officer at the Massachusetts Clean Energy Center, as Interim Chief Financial Officer for Pathfinder International and as Senior Advisor to the Office of the Accounting Officer for State Street Corporation. From 2011 to 2012, Mr. Brenneman was Managing Director and Chief Accounting Officer of The First Marblehead Corporation, an NYSE-listed financial services company specializing in the student loan industry. From 2007 to 2011, he served as Controller for Freddie Mac, from 2007 to 2009 in Investments and Capital Markets Accounting and from 2009 to 2011 in Multifamily Accounting.

Mr. Brenneman graduated from Bowdoin College, earned a Master’s Degree in Public Policy and Administration from the London School of Economics, a Master’s Degree in Accountancy from George Washington University, and a J.D. from Georgetown University. He is a licensed C.P.A. and currently serves as an Adjunct Professor of Accounting at both Bentley University and Boston College’s Carroll Graduate School of Management. From 2006 to 2011, Mr. Brenneman was an Adjunct Professor of Accounting at George Washington University’s Graduate Business School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: June 16, 2014	By:	/s/ Thomas A. Rosenbloom
	Name:	Thomas A. Rosenbloom
	Title:	Secretary

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